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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Filings No. 33-29658, 33-36430, 33-59733, 333-95827 and
333-97273) of Cash America International, Inc. of our report dated January 23, 2003 relating to the financial statements of Cash America International, Inc., which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated January 23, 2003 relating to the financial statement schedule, which appears in this Form 10-K.



PricewaterhouseCoopers LLP


Fort Worth, Texas
March 14, 2003